invitation homes

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION
THIRD QUARTER 2022

Atlanta

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Third Quarter 2022 Results
Dallas, TX, October 26, 2022 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Q3 2022 financial and operating results.

Third Quarter 2022 Highlights
•Year over year, total revenues increased 11.6% to $569 million, property operating and maintenance costs increased 10.5% to $204 million, net income available to common stockholders increased 14.4% to $79 million, and net income per diluted common share increased 8.0% to $0.13.
•Year over year, Core FFO per share increased 9.5% to $0.42, and AFFO per share increased 8.2% to $0.34.
•Same Store NOI increased 8.6% year over year on 8.3% Same Store Core Revenues growth and 7.6% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 97.5%, down 60 basis points year over year.
•Same Store new lease rent growth of 15.6% and Same Store renewal rent growth of 10.2% drove Same Store blended rent growth of 11.6%, up 100 basis points year over year.
•Acquisitions by the Company and the Company's joint ventures totaled 559 homes for $254 million while dispositions totaled 197 homes for $74 million.
•The Company's Florida and Carolinas markets experienced limited wind and water damage as a result of Hurricane Ian. Fortunately, no injuries to residents or associates were reported, and the Company responded quickly to provide assistance to residents and impacted communities. The Company has accrued $19.0 million for estimated losses and damages related to the storm.
•The Company is pleased to announce that it has achieved a 13.3% increase on its Global Real Estate Sustainability Benchmark (“GRESB”) score from 2021 to 2022. As a result, the Company's sustainability-linked revolving line of credit and seven year term loan maintain their one basis point improvement in pricing.

President & Chief Executive Officer Dallas Tanner comments:
"This has been another solid quarter for Invitation Homes, with strong lease rate growth, low turnover and high resident satisfaction scores. Aided by favorable supply and demand fundamentals and a team of associates that are the best in this industry, we plan to continue to execute our strategy and be the premier choice for those who prefer to lease a home.

"Included within this release is our updated full year guidance for 2022. While these updates are generally consistent with our previous expectations for our overall business, our expected property taxes have been impacted more quickly than we had anticipated due to rising home price appreciation, and our reserve for bad debt is expected to remain elevated compared to pre-COVID averages, as it continues to take longer to address residents who are not current with their rent.

"We are proud of the results our teams continue to deliver in the current environment, and we believe the long-term attributes of our business remain strong."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Net income	$0.13	$0.12	$0.46	$0.33
FFO	0.35	0.35	1.12	1.00
Core FFO	0.42	0.38	1.24	1.11
AFFO	0.34	0.32	1.05	0.95

Net Income
Net income per share for Q3 2022 was $0.13, compared to net income per share of $0.12 for Q3 2021. Total revenues and total property operating and maintenance expenses for Q3 2022 were $569 million and $204 million, respectively, compared to $510 million and $184 million, respectively, for Q3 2021.

Net income per share for YTD 2022 was $0.46, compared to net income per share of $0.33 for YTD 2021. Total revenues and total property operating and maintenance expenses for YTD 2022 were $1,658 million and $577 million, respectively, compared to $1,476 million and $528 million, respectively, for YTD 2021.

Core FFO
Year over year, Core FFO per share for Q3 2022 increased 9.5% to $0.42, primarily due to NOI growth.

Year over year, Core FFO per share for YTD 2022 increased 12.1% to $1.24, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q3 2022 increased 8.2% to $0.34, primarily due to the increase in Core FFO per share described above.

Year over year, AFFO per share for YTD 2022 increased 10.6% to $1.05, primarily due to the increase in Core FFO per share described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 4

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	74,881

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Core Revenues growth (year over year)	8.3%		9.4%
Core Operating Expenses growth (year over year)	7.6%		6.1%
NOI growth (year over year)	8.6%		11.0%

Average Occupancy	97.5%	98.1%	97.9%	98.3%
Bad debt % of gross rental revenues (1)	1.7%	0.9%	1.3%	1.6%
Turnover Rate	6.2%	6.3%	16.6%	18.4%

Rental Rate Growth (lease-over-lease):
Renewals	10.2%	7.7%	10.0%	6.1%
New Leases	15.6%	18.3%	15.7%	13.7%
Blended	11.6%	10.6%	11.4%	8.2%

(1)Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	91%	92%	91%	92%	96%
Late collections of prior month billings	6%	7%	6%	6%	3%
Total collections	97%	99%	97%	98%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Same Store Operating Results Snapshot," footnote (1), for detail on the Company's bad debt policy.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store Portfolio of 74,881 homes, Same Store NOI for Q3 2022 increased 8.6% year over year on Same Store Core Revenues growth of 8.3% and Same Store Core Operating Expenses growth of 7.6%.

YTD 2022 Same Store NOI increased 11.0% year over year on Same Store Core Revenues growth of 9.4% and Same Store Core Operating Expenses growth of 6.1%.

Same Store Core Revenues
Same Store Core Revenues growth for Q3 2022 of 8.3% year over year was primarily driven by a 9.7% increase in Average Monthly Rent, and a 15.5% increase in other income, net of resident recoveries, offset by a 60 basis points year over year decline in Average Occupancy and an 80 basis points year over year increase in bad debt as a percentage of gross rental revenue.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 5

YTD 2022 Same Store Core Revenue growth of 9.4% year over year was primarily driven by an 9.1% increase in average monthly rent, a 30 basis points year over year improvement in bad debt as a percentage of gross rental revenues, and a 25.5% increase in other income, net of resident recoveries, offset by a 40 basis points year over year decline in Average Occupancy.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q3 2022 increased 7.6% year over year, primarily driven by a 3.8% increase in Same Store fixed expenses, a 15.4% increase in repairs and maintenance expense, net of resident recoveries, and a 15.2% increase in turnover expenses, net of resident recoveries, mainly driven by inflationary pressures.

YTD 2022 Same Store Core operating expenses increased 6.1% year over year, primarily driven by a 4.1% increase in Same Store fixed expenses, and a 16.3% increase in repairs and maintenance expense, net of resident recoveries, mainly driven by inflationary pressures.

Investment Management Activity
Acquisitions for Q3 2022 totaled 559 homes for $254 million through diversified acquisition channels. This included 244 wholly owned homes for $98 million in addition to 315 homes for $156 million in the Company's joint ventures. Dispositions for Q3 2022 included 189 wholly owned homes for gross proceeds of $70 million and eight homes for gross proceeds of $4 million in the Company's joint ventures.

Year to date through September 30, 2022, the Company acquired 2,336 homes for $1,021 million, including 1,273 wholly owned homes for $543 million and 1,063 homes for $478 million in the Company's joint ventures. The Company also sold 527 homes for $202 million, including 506 wholly owned homes for $192 million and 21 homes for $10 million in the Company's joint ventures.

Update on Hurricane Ian Impact
In Q3 2022, the Company's Florida and Carolinas markets experienced limited wind and water damage as a result of Hurricane Ian. Fortunately, no injuries to residents or associates were reported, and the Company responded quickly to provide assistance to residents and impacted communities.

The Company has accrued $19.0 million for estimated losses and damages related to the storm. Based on previous experience, it is possible that additional damage, and thus costs, may be identified and incurred over the coming months. Estimates will therefore be adjusted if needed and as new information becomes available. Additionally, a portion of the losses may be recoverable through insurance policies that provide coverage for wind, flood, and business interruption, subject to deductibles and limits.

Balance Sheet and Capital Markets Activity
As of September 30, 2022, the Company had $1,875 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility and term loan. The Company's total indebtedness as of September 30, 2022 was $7,821 million, consisting of $5,200 million of unsecured debt and $2,621 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.7x at September 30, 2022, down from 6.2x as of December 31, 2021.

Dividend
As previously announced on October 21, 2022, the Company's Board of Directors declared a quarterly cash dividend of $0.22 per share of common stock. The dividend will be paid on or before November 23, 2022, to stockholders of record as of the close of business on November 8, 2022.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 6

FY 2022 Guidance Update
The Company's updated 2022 guidance is presented in the table below. The majority of the change in its updated guidance for Same Store Core Operating Expenses Growth is due to higher expectations for property taxes, which are approximately three percent higher than previous expectations. This increase is primarily due to an anticipated increase in tax bills on the Company's homes in Florida and Georgia based on recent assessments that are up nearly 30 percent over prior year in these states. The Company plans to appeal a much higher proportion of these assessments compared to prior years, noting that there will be a timing difference between the date of appeal and when any rebates are received. In addition, the Company's updated guidance for Same Store Core Revenues growth reflects its revised expectation that bad debt will remain somewhat elevated compared to pre-COVID averages, as it continues to take longer to address residents who are not current with their rent.

The Company has also revised its assumptions for annual 2022 acquisitions of $1.1 billion and dispositions of $250 million.

The updated guidance also reflects two additional non-recurring items for the quarter and year to date period ending September 30, 2022, as noted on Supplemental Schedule 1 and the Company's reconciliation of reported FFO to Core FFO. The first relates to an approximate $7.4 million global settlement of a multistate putative class action regarding resident late fees. The settlement covers claims initially asserted in May of 2018, and involves allegations similar to what others in the residential sector have experienced. The Company strongly believes that the allegations were without merit, and does not admit to any liability in the settlement, which remains subject to court approval. The second non-recurring item relates to an accrual of $19.0 million for estimated losses and damages relating to Hurricane Ian.

FY 2022 Guidance
	Current	Previous
	FY 2022	FY 2022
	Guidance	Guidance
Core FFO per share — diluted	$1.63 - $1.67	$1.66 - $1.72
AFFO per share — diluted	$1.38 - $1.42	$1.41 - $1.47

Same Store Core Revenues growth	8.75% - 9.25%	9.0% - 10.0%
Same Store Core Operating Expenses growth	8.75% - 9.25%	6.0% - 7.0%
Same Store NOI growth	8.75% - 9.25%	10.0% - 11.5%

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on October 27, 2022, to discuss results for the third quarter of 2022. The domestic dial-in number is 1-844-200-6205, and the international dial-in number is 1-929-526-1599. The access code is 535191. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through November 24, 2022, and can be accessed by calling 1-866-813-9403 (domestic) or 1-929-458-6194 (international) and using the replay access code 147088, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 7

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact
Scott McLaughlin
844.456.INVH (4684)
IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais
972.421.3587
Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and interest rates), uncertainty in financial markets, geopolitical tensions, natural disasters, climate change, and public health crises, including the ongoing COVID-19 pandemic, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2021 (the "Annual Report"), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,108,963	$16,935,322
Cash and cash equivalents	300,312	610,166
Restricted cash	215,584	208,692
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	286,897	130,395
Other assets, net	508,451	395,064
Total assets	$18,678,414	$18,537,846

Liabilities:
Mortgage loans, net	$2,207,792	$3,055,853
Secured term loan, net	401,476	401,313
Unsecured notes, net	2,517,272	1,921,974
Term loan facilities, net	2,626,491	2,478,122
Revolving facility	—	—
Convertible senior notes, net	—	141,397
Accounts payable and accrued expenses	325,967	193,633
Resident security deposits	173,280	165,167
Other liabilities	79,787	341,583
Total liabilities	8,332,065	8,699,042

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 611,409,909 and 601,045,438 outstanding as of September 30, 2022 and December 31, 2021, respectively	6,114	6,010
Additional paid-in capital	11,133,258	10,873,539
Accumulated deficit	(916,138)	(794,869)
Accumulated other comprehensive income (loss)	91,892	(286,938)
Total stockholders' equity	10,315,126	9,797,742
Non-controlling interests	31,223	41,062
Total equity	10,346,349	9,838,804
Total liabilities and equity	$18,678,414	$18,537,846

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021

Revenues:
Rental revenues	$514,670	$464,086	$1,504,601	$1,351,332
Other property income	50,721	44,092	145,530	121,918
Management fee revenues	3,284	1,354	8,154	3,140
Total revenues	568,675	509,532	1,658,285	1,476,390

Expenses:
Property operating and maintenance	203,787	184,484	576,736	528,279
Property management expense	22,385	17,886	65,166	51,424
General and administrative	20,123	19,369	57,104	56,147
Interest expense	76,454	79,370	225,683	243,540
Depreciation and amortization	160,428	150,694	474,796	440,475
Impairment and other	20,004	4,294	22,874	5,630
Total expenses	503,181	456,097	1,422,359	1,325,495

Gains (losses) on investments in equity securities, net	(796)	4,319	(4,000)	(5,823)
Other, net	(8,372)	(1,508)	(11,605)	(3,181)
Gain on sale of property, net of tax	23,952	13,047	69,486	45,450
Income (loss) from investments in unconsolidated joint ventures	(849)	202	(5,870)	564

Net income	79,429	69,495	283,937	187,905
Net income attributable to non-controlling interests	(250)	(318)	(1,180)	(1,023)

Net income attributable to common stockholders	79,179	69,177	282,757	186,882
Net income available to participating securities	(147)	(69)	(515)	(260)

Net income available to common stockholders — basic and diluted	$79,032	$69,108	$282,242	$186,622

Weighted average common shares outstanding — basic	610,845,820	577,011,178	609,212,132	570,808,028
Weighted average common shares outstanding — diluted	612,647,588	578,571,392	610,741,723	572,262,198

Net income per common share — basic	$0.13	$0.12	$0.46	$0.33
Net income per common share — diluted	$0.13	$0.12	$0.46	$0.33

Dividends declared per common share	$0.22	$0.17	$0.66	$0.51

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Net income available to common stockholders	$79,032	$69,108	$282,242	$186,622
Net income available to participating securities	147	69	515	260
Non-controlling interests	250	318	1,180	1,023
Depreciation and amortization on real estate assets	158,199	148,957	468,272	435,348
Impairment on depreciated real estate investments	101	126	238	650
Net gain on sale of previously depreciated investments in real estate	(23,952)	(13,047)	(69,486)	(45,450)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	1,440	29	2,856	(61)
FFO	$215,217	$205,560	$685,817	$578,392

Core FFO Reconciliation	Q3 2022	Q3 2021	YTD 2022	YTD 2021
FFO	$215,217	$205,560	$685,817	$578,392
Non-cash interest expense, including the Company's share from unconsolidated joint ventures	4,539	9,004	17,507	25,791
Share-based compensation expense	7,930	6,052	22,565	21,072
Legal settlements(1)	7,400	—	7,400	—
Severance expense	46	226	253	500
Casualty losses, net(2)	19,903	4,168	22,636	4,980
(Gains) losses on investments in equity securities, net	796	(4,319)	4,000	5,823
Core FFO	$255,831	$220,691	$760,178	$636,558

AFFO Reconciliation	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Core FFO	$255,831	$220,691	$760,178	$636,558
Recurring capital expenditures, including the Company's share from unconsolidated joint ventures	(44,683)	(36,248)	(115,057)	(89,437)
Adjusted FFO	$211,148	$184,443	$645,121	$547,121

Net income available to common stockholders
Weighted average common shares outstanding — diluted	612,647,588	578,571,392	610,741,723	572,262,198

Net income per common share — diluted	$0.13	$0.12	$0.46	$0.33

FFO
Numerator for FFO per common share — diluted	$215,217	$205,560	$685,817	$590,923
Weighted average common shares and OP Units outstanding — diluted	615,172,460	581,333,229	613,497,425	588,603,771

FFO per share — diluted	$0.35	$0.35	$1.12	$1.00

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted	615,172,460	581,333,229	613,497,425	575,639,449

Core FFO per share — diluted	$0.42	$0.38	$1.24	$1.11
AFFO per share — diluted	$0.34	$0.32	$1.05	$0.95

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 1 (Continued)

(1)During Q3 2022, the Company entered into an approximate $7.4 million global settlement of a multistate putative class action regarding resident late fees. The settlement remains subject to court approval.
(2)Includes an accrual of $19.0 million for estimated losses and damages related to Hurricane Ian during the three and nine months ended September 30, 2022.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Common shares — basic	610,845,820	577,011,178	609,212,132	570,808,028
Shares potentially issuable from vesting/conversion of equity-based awards	1,801,768	1,560,214	1,529,591	1,454,170
Total common shares — diluted	612,647,588	578,571,392	610,741,723	572,262,198

Weighted average amounts for FFO	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Common shares — basic	610,845,820	577,011,178	609,212,132	570,808,028
OP units — basic	2,318,373	2,538,285	2,541,737	3,074,549
Shares potentially issuable from vesting/conversion of equity-based awards	2,008,267	1,783,766	1,743,556	1,756,872
Shares issuable from the 2022 Convertible Notes	—	—	—	12,964,322
Total common shares and units — diluted	615,172,460	581,333,229	613,497,425	588,603,771

Weighted average amounts for Core and AFFO	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Common shares — basic	610,845,820	577,011,178	609,212,132	570,808,028
OP units — basic	2,318,373	2,538,285	2,541,737	3,074,549
Shares potentially issuable from vesting/conversion of equity-based awards	2,008,267	1,783,766	1,743,556	1,756,872
Total common shares and units — diluted	615,172,460	581,333,229	613,497,425	575,639,449

Period end amounts for Core FFO, and AFFO	September 30, 2022
Common shares	611,409,909
OP units	1,737,395
Shares potentially issuable from vesting/conversion of equity-based awards	1,651,374
Total common shares and units — diluted	614,798,678

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of September 30, 2022
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,397,901		17.9%	4.0%	5.8
Floating — swapped to fixed	1,223,307		15.6%	4.0%	2.9
Floating	—		—%	—%	—
Total secured	2,621,208		33.5%	4.0%	4.5

Unsecured:
Fixed	2,550,000		32.6%	2.8%	8.9
Floating — swapped to fixed	2,596,693		33.2%	3.9%	3.5
Floating	53,307		0.7%	4.4%	6.7
Total unsecured	5,200,000		66.5%	3.4%	6.1

Total Debt:
Fixed + floating swapped to fixed (3)	7,767,901		99.3%	3.6%	5.6
Floating	53,307		0.7%	4.4%	6.7
Total debt	7,821,208		100.0%	3.6%	5.6
Discount/amortization on Note Payable	(13,917)
Deferred financing costs, net	(54,260)
Total debt per Balance Sheet	7,753,031
Retained and repurchased certificates	(116,706)
Cash, ex-security deposits and letters of credit (4)	(340,301)
Deferred financing costs, net	54,260
Unamortized discount on note payable	13,917
Net debt	$7,364,201

Leverage Ratios	September 30, 2022
Net Debt / TTM Adjusted EBITDAre	5.7	x

Credit Ratings	Ratings	Outlook
Fitch Ratings, Inc.	BBB	Stable
Moody's Investor Services	Baa3	Stable
Standard & Poor's Rating Services	BBB-	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	31.1%	≤ 60%	Aggregate debt ratio	35.4%	≤ 65%
Secured leverage ratio	10.6%	≤ 45%	Secured debt ratio	11.5%	≤ 40%
Unencumbered leverage ratio	26.6%	≤ 60%	Unencumbered assets ratio	329.6%	≥ 150%
Fixed charge coverage ratio	4.3 x	≥ 1.5x	Debt service ratio	4.4x	≥ 1.5x
Unsecured interest coverage ratio	6.2 x	≥ 1.75x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of September 30, 2022.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the "Glossary and Reconciliations" section of this report. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of September 30, 2022
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2022	$—	$—	$—	$—	—%
2023	—	—	—	—	—%
2024	—	—	—	—	—%
2025	560,459	—	—	560,459	7.2%
2026	662,848	2,500,000	—	3,162,848	40.4%
2027	994,538	—	—	994,538	12.7%
2028	—	750,000	—	750,000	9.6%
2029	—	150,000	—	150,000	1.9%
2030	—	—	—	—	—%
2031	403,363	650,000	—	1,053,363	13.5%
2032	—	600,000	—	600,000	7.7%
2033	—	—	—	—	—%
2034	—	400,000	—	400,000	5.1%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.9%
	2,621,208	5,200,000	—	7,821,208	100.0%
Unamortized discount on note payable	(1,672)	(12,245)	—	(13,917)
Deferred financing costs, net	(10,268)	(43,992)	—	(54,260)
Total per Balance Sheet	$2,609,268	$5,143,763	$—	$7,753,031
	.
(1)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2022
Total Portfolio	83,148
Same Store Portfolio	74,881
Same Store % of Total	90.1%

Core Revenues	Q3 2022	Q3 2021	Change YoY	YTD 2022	YTD 2021	Change YoY
Total Portfolio	$534,131	$480,206	11.2%	$1,560,715	$1,394,462	11.9%
Same Store Portfolio	485,998	448,850	8.3%	1,432,221	1,308,866	9.4%

Core Operating Expenses	Q3 2022	Q3 2021	Change YoY	YTD 2022	YTD 2021	Change YoY
Total Portfolio	$172,527	$156,512	10.2%	$487,320	$449,491	8.4%
Same Store Portfolio	157,623	146,471	7.6%	446,644	420,830	6.1%

Net Operating Income	Q3 2022	Q3 2021	Change YoY	YTD 2022	YTD 2021	Change YoY
Total Portfolio	$361,604	$323,694	11.7%	$1,073,395	$944,971	13.6%
Same Store Portfolio	328,375	302,379	8.6%	985,577	888,036	11.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2022	Q3 2021	YoY	Q2 2022	Seq	YTD 2022	YTD 2021	YoY
Revenues:
Rental revenues (1)	$468,872	$434,025	8.0%	$464,458	1.0%	$1,382,364	$1,269,138	8.9%
Other property income, net (1)(2)(3)	17,126	14,825	15.5%	17,043	0.5%	49,857	39,728	25.5%
Core Revenues	485,998	448,850	8.3%	481,501	0.9%	1,432,221	1,308,866	9.4%

Fixed Expenses:
Property taxes	76,891	73,996	3.9%	76,346	0.7%	229,627	220,172	4.3%
Insurance expenses	8,545	8,381	2.0%	8,571	(0.3)%	25,601	24,845	3.0%
HOA expenses	9,668	9,226	4.8%	8,783	10.1%	27,037	26,065	3.7%

Controllable Expenses:
Repairs and maintenance, net (4)	27,451	23,790	15.4%	22,876	20.0%	70,179	60,325	16.3%
Personnel, leasing and marketing	19,172	19,213	(0.2)%	19,532	(1.8)%	56,566	55,801	1.4%
Turnover, net (4)	9,831	8,535	15.2%	8,096	21.4%	23,910	23,753	0.7%
Utilities and property administrative, net (4)	6,065	3,330	82.1%	4,026	50.6%	13,724	9,869	39.1%
Core Operating Expenses	157,623	146,471	7.6%	148,230	6.3%	446,644	420,830	6.1%

Net Operating Income	$328,375	$302,379	8.6%	$333,271	(1.5)%	$985,577	$888,036	11.0%

(1)All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Bad debt as a percentage of gross rental revenue in Q3 2022 increased by 80 basis points from Q3 2021.
(2)In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected between Q2 2020 and Q1 2021, which resulted in lower other property income, net, during this time period. Since Q2 2021, enforcement and collection of late fees have generally recommenced in all markets where permissible.
(3)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $28,687, $26,303, $27,130, $82,516, and $74,216 for Q3 2022, Q3 2021, Q2 2022, YTD 2022, and YTD 2021, respectively.
(4)Expenses are presented net of applicable resident recoveries.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021

Average Occupancy	97.5%	98.0%	98.2%	98.1%	98.1%
Turnover Rate	6.2%	5.8%	4.6%	4.7%	6.3%
Trailing four quarters Turnover Rate	21.3%	21.4%	22.3%	23.1%	N/A
Average Monthly Rent	$2,181	$2,124	$2,074	$2,033	$1,989
Rental Rate Growth (lease-over-lease):
Renewals	10.2%	10.2%	9.6%	8.9%	7.7%
New leases	15.6%	16.7%	14.9%	17.1%	18.3%
Blended	11.6%	11.8%	10.9%	11.0%	10.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended September 30, 2022 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,789	97.5%	$2,838	$1.67	11.8%
Northern California	4,454	95.4%	2,552	1.63	6.2%
Seattle	4,087	92.6%	2,655	1.38	5.8%
Phoenix	8,906	95.2%	1,869	1.12	9.3%
Las Vegas	3,179	95.9%	2,078	1.05	3.7%
Denver	2,678	90.1%	2,401	1.31	3.4%
Western US Subtotal	31,093	95.1%	2,382	1.37	40.2%

Florida:
South Florida	8,380	96.8%	2,653	1.42	12.2%
Tampa	8,610	96.3%	2,070	1.11	10.0%
Orlando	6,458	96.4%	2,030	1.09	7.4%
Jacksonville	1,928	96.9%	2,022	1.02	2.2%
Florida Subtotal	25,376	96.5%	2,249	1.20	31.8%

Southeast United States:
Atlanta	12,676	96.8%	1,836	0.89	12.8%
Carolinas	5,368	96.1%	1,880	0.88	5.5%
Southeast US Subtotal	18,044	96.6%	1,849	0.89	18.3%

Texas:
Houston	2,112	96.2%	1,757	0.91	2.1%
Dallas	2,869	95.9%	2,069	1.01	3.3%
Texas Subtotal	4,981	96.0%	1,936	0.97	5.4%

Midwest United States:
Chicago	2,541	96.8%	2,198	1.36	3.0%
Minneapolis	1,113	95.2%	2,168	1.11	1.3%
Midwest US Subtotal	3,654	96.3%	2,189	1.28	4.3%

Total / Average	83,148	96.0%	$2,189	$1.17	100.0%
Same Store Total / Average	74,881	97.5%	$2,181	$1.17	91.0%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q3 2022	Number of Homes	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021	Change
Western United States:
Southern California	7,529	$2,839	$2,671	6.3%	98.1%	98.8%	(0.7)%	$61,721	$58,617	5.3%
Northern California	3,890	2,519	2,329	8.2%	97.8%	98.6%	(0.8)%	28,974	27,072	7.0%
Seattle	3,502	2,632	2,376	10.8%	97.5%	97.7%	(0.2)%	27,053	24,250	11.6%
Phoenix	7,624	1,826	1,623	12.5%	97.2%	98.2%	(1.0)%	42,476	37,973	11.9%
Las Vegas	2,690	2,065	1,850	11.6%	97.2%	98.3%	(1.1)%	16,388	15,221	7.7%
Denver	1,980	2,373	2,226	6.6%	96.9%	97.1%	(0.2)%	14,123	13,372	5.6%
Western US Subtotal	27,215	2,374	2,178	9.0%	97.5%	98.3%	(0.8)%	190,735	176,505	8.1%

Florida:
South Florida	7,798	2,667	2,366	12.7%	97.5%	98.2%	(0.7)%	62,241	55,903	11.3%
Tampa	7,801	2,043	1,826	11.9%	97.5%	98.4%	(0.9)%	48,209	43,983	9.6%
Orlando	5,911	2,009	1,824	10.1%	97.6%	98.1%	(0.5)%	36,130	33,154	9.0%
Jacksonville	1,839	2,006	1,829	9.7%	97.4%	98.6%	(1.2)%	11,194	10,442	7.2%
Florida Subtotal	23,349	2,240	2,006	11.7%	97.5%	98.3%	(0.8)%	157,774	143,482	10.0%

Southeast United States:
Atlanta	11,922	1,831	1,670	9.6%	97.3%	97.9%	(0.6)%	64,485	60,287	7.0%
Carolinas	4,635	1,864	1,728	7.9%	97.8%	97.9%	(0.1)%	25,966	24,415	6.4%
Southeast US Subtotal	16,557	1,840	1,686	9.1%	97.4%	97.9%	(0.5)%	90,451	84,702	6.8%

Texas
Houston	1,908	1,755	1,644	6.8%	97.1%	97.4%	(0.3)%	10,093	9,491	6.3%
Dallas	2,228	2,086	1,933	7.9%	97.3%	97.9%	(0.6)%	13,934	12,809	8.8%
Texas Subtotal	4,136	1,933	1,800	7.4%	97.2%	97.7%	(0.5)%	24,027	22,300	7.7%

Midwest United States:
Chicago	2,521	2,198	2,068	6.3%	97.5%	98.1%	(0.6)%	16,010	15,309	4.6%
Minneapolis	1,103	2,170	2,035	6.6%	96.0%	96.3%	(0.3)%	7,001	6,552	6.9%
Midwest US Subtotal	3,624	2,189	2,058	6.4%	97.1%	97.6%	(0.5)%	23,011	21,861	5.3%

Total / Average	74,881	$2,181	$1,989	9.7%	97.5%	98.1%	(0.6)%	$485,998	$448,850	8.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q3 2022	Number of Homes	Q3 2022	Q2 2022	Change	Q3 2022	Q2 2022	Change	Q3 2022	Q2 2022	Change
Western United States:
Southern California	7,529	$2,839	$2,780	2.1%	98.1%	98.3%	(0.2)%	$61,721	$61,565	0.3%
Northern California	3,890	2,519	2,463	2.3%	97.8%	98.3%	(0.5)%	28,974	29,164	(0.7)%
Seattle	3,502	2,632	2,580	2.0%	97.5%	98.3%	(0.8)%	27,053	27,430	(1.4)%
Phoenix	7,624	1,826	1,769	3.2%	97.2%	97.9%	(0.7)%	42,476	41,582	2.1%
Las Vegas	2,690	2,065	2,011	2.7%	97.2%	97.9%	(0.7)%	16,388	16,376	0.1%
Denver	1,980	2,373	2,330	1.8%	96.9%	97.6%	(0.7)%	14,123	14,096	0.2%
Western US Subtotal	27,215	2,374	2,318	2.4%	97.5%	98.1%	(0.6)%	190,735	190,213	0.3%

Florida:
South Florida	7,798	2,667	2,570	3.8%	97.5%	98.4%	(0.9)%	62,241	60,551	2.8%
Tampa	7,801	2,043	1,971	3.7%	97.5%	98.2%	(0.7)%	48,209	47,313	1.9%
Orlando	5,911	2,009	1,945	3.3%	97.6%	98.2%	(0.6)%	36,130	35,239	2.5%
Jacksonville	1,839	2,006	1,953	2.7%	97.4%	97.6%	(0.2)%	11,194	10,949	2.2%
Florida Subtotal	23,349	2,240	2,164	3.5%	97.5%	98.2%	(0.7)%	157,774	154,052	2.4%

Southeast United States:
Atlanta	11,922	1,831	1,789	2.3%	97.3%	97.8%	(0.5)%	64,485	64,540	(0.1)%
Carolinas	4,635	1,864	1,827	2.0%	97.8%	97.8%	—%	25,966	25,881	0.3%
Southeast US Subtotal	16,557	1,840	1,800	2.2%	97.4%	97.8%	(0.4)%	90,451	90,421	—%

Texas
Houston	1,908	1,755	1,723	1.9%	97.1%	97.3%	(0.2)%	10,093	9,986	1.1%
Dallas	2,228	2,086	2,041	2.2%	97.3%	97.4%	(0.1)%	13,934	13,791	1.0%
Texas Subtotal	4,136	1,933	1,894	2.1%	97.2%	97.3%	(0.1)%	24,027	23,777	1.1%

Midwest United States:
Chicago	2,521	2,198	2,158	1.9%	97.5%	97.9%	(0.4)%	16,010	16,033	(0.1)%
Minneapolis	1,103	2,170	2,129	1.9%	96.0%	97.3%	(1.3)%	7,001	7,005	(0.1)%
Midwest US Subtotal	3,624	2,189	2,149	1.9%	97.1%	97.7%	(0.6)%	23,011	23,038	(0.1)%

Total / Average	74,881	$2,181	$2,124	2.7%	97.5%	98.0%	(0.5)%	$485,998	$481,501	0.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2022	Number of Homes	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021	Change	YTD 2022		YTD 2021	Change
Western United States:
Southern California	7,529	$2,788	$2,625	6.2%	98.4%	98.8%	(0.4)%	$182,637		$168,759	8.2%
Northern California	3,890	2,463	2,285	7.8%	98.2%	98.9%	(0.7)%	85,159		78,081	9.1%
Seattle	3,502	2,579	2,347	9.9%	98.0%	98.4%	(0.4)%	80,674		71,858	12.3%
Phoenix	7,624	1,771	1,576	12.4%	97.8%	98.5%	(0.7)%	124,262		110,633	12.3%
Las Vegas	2,690	2,009	1,797	11.8%	97.8%	98.5%	(0.7)%	48,507		43,563	11.3%
Denver	1,980	2,330	2,183	6.7%	97.6%	97.5%	0.1%	41,846		39,448	6.1%
Western US Subtotal	27,215	2,320	2,133	8.8%	98.0%	98.6%	(0.6)%	563,085	563085	512,342	9.9%

Florida:
South Florida	7,798	2,576	2,317	11.2%	98.2%	98.0%	0.2%	181,940		163,321	11.4%
Tampa	7,801	1,977	1,785	10.8%	97.9%	98.2%	(0.3)%	141,148		127,838	10.4%
Orlando	5,911	1,951	1,787	9.2%	97.9%	98.0%	(0.1)%	105,730		97,101	8.9%
Jacksonville	1,839	1,954	1,793	9.0%	97.6%	98.7%	(1.1)%	32,815		30,462	7.7%
Florida Subtotal	23,349	2,169	1,964	10.4%	98.0%	98.1%	(0.1)%	461,633		418,722	10.2%

Southeast United States:
Atlanta	11,922	1,788	1,632	9.6%	97.6%	98.2%	(0.6)%	191,204		175,376	9.0%
Carolinas	4,635	1,827	1,691	8.0%	97.8%	98.2%	(0.4)%	77,108		71,325	8.1%
Southeast US Subtotal	16,557	1,799	1,648	9.2%	97.6%	98.2%	(0.6)%	268,312		246,701	8.8%

Texas
Houston	1,908	1,723	1,623	6.2%	97.4%	97.7%	(0.3)%	29,879		28,100	6.3%
Dallas	2,228	2,039	1,897	7.5%	97.2%	98.0%	(0.8)%	40,939		37,985	7.8%
Texas Subtotal	4,136	1,893	1,771	6.9%	97.3%	97.9%	(0.6)%	70,818		66,085	7.2%

Midwest United States:
Chicago	2,521	2,158	2,042	5.7%	98.0%	98.5%	(0.5)%	47,540		45,546	4.4%
Minneapolis	1,103	2,128	2,001	6.3%	96.8%	97.4%	(0.6)%	20,833		19,470	7.0%
Midwest US Subtotal	3,624	2,149	2,030	5.9%	97.7%	98.1%	(0.4)%	68,373		65,016	5.2%

Total / Average	74,881	$2,126	$1,948	9.1%	97.9%	98.3%	(0.4)%	$1,432,221		$1,308,866	9.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2022	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021	Change	Q3 2022	Q3 2021
Western United States:
Southern California	$61,721	$58,617	5.3%	$18,441	$17,288	6.7%	$43,280	$41,329	4.7%	70.1%	70.5%
Northern California	28,974	27,072	7.0%	8,078	7,291	10.8%	20,896	19,781	5.6%	72.1%	73.1%
Seattle	27,053	24,250	11.6%	7,140	6,727	6.1%	19,913	17,523	13.6%	73.6%	72.3%
Phoenix	42,476	37,973	11.9%	10,086	8,857	13.9%	32,390	29,116	11.2%	76.3%	76.7%
Las Vegas	16,388	15,221	7.7%	4,014	3,731	7.6%	12,374	11,490	7.7%	75.5%	75.5%
Denver	14,123	13,372	5.6%	2,993	2,989	0.1%	11,130	10,383	7.2%	78.8%	77.6%
Western US Subtotal	190,735	176,505	8.1%	50,752	46,883	8.3%	139,983	129,622	8.0%	73.4%	73.4%

Florida:
South Florida	62,241	55,903	11.3%	23,994	23,192	3.5%	38,247	32,711	16.9%	61.5%	58.5%
Tampa	48,209	43,983	9.6%	18,541	16,964	9.3%	29,668	27,019	9.8%	61.5%	61.4%
Orlando	36,130	33,154	9.0%	12,407	11,737	5.7%	23,723	21,417	10.8%	65.7%	64.6%
Jacksonville	11,194	10,442	7.2%	3,770	3,675	2.6%	7,424	6,767	9.7%	66.3%	64.8%
Florida Subtotal	157,774	143,482	10.0%	58,712	55,568	5.7%	99,062	87,914	12.7%	62.8%	61.3%

Southeast United States:
Atlanta	64,485	60,287	7.0%	20,076	18,764	7.0%	44,409	41,523	7.0%	68.9%	68.9%
Carolinas	25,966	24,415	6.4%	7,549	6,752	11.8%	18,417	17,663	4.3%	70.9%	72.3%
Southeast US Subtotal	90,451	84,702	6.8%	27,625	25,516	8.3%	62,826	59,186	6.2%	69.5%	69.9%

Texas
Houston	10,093	9,491	6.3%	4,855	4,548	6.8%	5,238	4,943	6.0%	51.9%	52.1%
Dallas	13,934	12,809	8.8%	5,630	5,290	6.4%	8,304	7,519	10.4%	59.6%	58.7%
Texas Subtotal	24,027	22,300	7.7%	10,485	9,838	6.6%	13,542	12,462	8.7%	56.4%	55.9%

Midwest United States:
Chicago	16,010	15,309	4.6%	7,491	6,305	18.8%	8,519	9,004	(5.4)%	53.2%	58.8%
Minneapolis	7,001	6,552	6.9%	2,558	2,361	8.3%	4,443	4,191	6.0%	63.5%	64.0%
Midwest US Subtotal	23,011	21,861	5.3%	10,049	8,666	16.0%	12,962	13,195	(1.8)%	56.3%	60.4%

Same Store Total / Average	$485,998	$448,850	8.3%	$157,623	$146,471	7.6%	$328,375	$302,379	8.6%	67.6%	67.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2022	Q3 2022	Q2 2022	Change	Q3 2022	Q2 2022	Change	Q3 2022	Q2 2022	Change	Q3 2022	Q2 2022
Western United States:
Southern California	$61,721	$61,565	0.3%	$18,441	$17,079	8.0%	$43,280	$44,486	(2.7)%	70.1%	72.3%
Northern California	28,974	29,164	(0.7)%	8,078	7,588	6.5%	20,896	21,576	(3.2)%	72.1%	74.0%
Seattle	27,053	27,430	(1.4)%	7,140	7,158	(0.3)%	19,913	20,272	(1.8)%	73.6%	73.9%
Phoenix	42,476	41,582	2.1%	10,086	8,671	16.3%	32,390	32,911	(1.6)%	76.3%	79.1%
Las Vegas	16,388	16,376	0.1%	4,014	3,512	14.3%	12,374	12,864	(3.8)%	75.5%	78.6%
Denver	14,123	14,096	0.2%	2,993	2,885	3.7%	11,130	11,211	(0.7)%	78.8%	79.5%
Western US Subtotal	190,735	190,213	0.3%	50,752	46,893	8.2%	139,983	143,320	(2.3)%	73.4%	75.3%

Florida:
South Florida	62,241	60,551	2.8%	23,994	23,051	4.1%	38,247	37,500	2.0%	61.5%	61.9%
Tampa	48,209	47,313	1.9%	18,541	17,011	9.0%	29,668	30,302	(2.1)%	61.5%	64.0%
Orlando	36,130	35,239	2.5%	12,407	11,755	5.5%	23,723	23,484	1.0%	65.7%	66.6%
Jacksonville	11,194	10,949	2.2%	3,770	3,655	3.1%	7,424	7,294	1.8%	66.3%	66.6%
Florida Subtotal	157,774	154,052	2.4%	58,712	55,472	5.8%	99,062	98,580	0.5%	62.8%	64.0%

Southeast United States:
Atlanta	64,485	64,540	(0.1)%	20,076	19,043	5.4%	44,409	45,497	(2.4)%	68.9%	70.5%
Carolinas	25,966	25,881	0.3%	7,549	6,993	8.0%	18,417	18,888	(2.5)%	70.9%	73.0%
Southeast US Subtotal	90,451	90,421	—%	27,625	26,036	6.1%	62,826	64,385	(2.4)%	69.5%	71.2%

Texas
Houston	10,093	9,986	1.1%	4,855	4,749	2.2%	5,238	5,237	—%	51.9%	52.4%
Dallas	13,934	13,791	1.0%	5,630	5,442	3.5%	8,304	8,349	(0.5)%	59.6%	60.5%
Texas Subtotal	24,027	23,777	1.1%	10,485	10,191	2.9%	13,542	13,586	(0.3)%	56.4%	57.1%

Midwest United States:
Chicago	16,010	16,033	(0.1)%	7,491	7,266	3.1%	8,519	8,767	(2.8)%	53.2%	54.7%
Minneapolis	7,001	7,005	(0.1)%	2,558	2,372	7.8%	4,443	4,633	(4.1)%	63.5%	66.1%
Midwest US Subtotal	23,011	23,038	(0.1)%	10,049	9,638	4.3%	12,962	13,400	(3.3)%	56.3%	58.2%

Same Store Total / Average	$485,998	$481,501	0.9%	$157,623	$148,230	6.3%	$328,375	$333,271	(1.5)%	67.6%	69.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2022	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021
Western United States:
Southern California	$182,637	$168,759	8.2%	$52,366	$50,634	3.4%	$130,271	$118,125	10.3%	71.3%	70.0%
Northern California	85,159	78,081	9.1%	23,004	21,505	7.0%	62,155	56,576	9.9%	73.0%	72.5%
Seattle	80,674	71,858	12.3%	21,374	19,616	9.0%	59,300	52,242	13.5%	73.5%	72.7%
Phoenix	124,262	110,633	12.3%	26,513	24,540	8.0%	97,749	86,093	13.5%	78.7%	77.8%
Las Vegas	48,507	43,563	11.3%	10,614	10,005	6.1%	37,893	33,558	12.9%	78.1%	77.0%
Denver	41,846	39,448	6.1%	8,089	8,254	(2.0)%	33,757	31,194	8.2%	80.7%	79.1%
Western US Subtotal	563,085	512,342	9.9%	141,960	134,554	5.5%	421,125	377,788	11.5%	74.8%	73.7%

Florida:
South Florida	181,940	163,321	11.4%	69,028	66,605	3.6%	112,912	96,716	16.7%	62.1%	59.2%
Tampa	141,148	127,838	10.4%	51,799	48,540	6.7%	89,349	79,298	12.7%	63.3%	62.0%
Orlando	105,730	97,101	8.9%	35,736	33,466	6.8%	69,994	63,635	10.0%	66.2%	65.5%
Jacksonville	32,815	30,462	7.7%	10,925	10,425	4.8%	21,890	20,037	9.2%	66.7%	65.8%
Florida Subtotal	461,633	418,722	10.2%	167,488	159,036	5.3%	294,145	259,686	13.3%	63.7%	62.0%

Southeast United States:
Atlanta	191,204	175,376	9.0%	57,218	53,956	6.0%	133,986	121,420	10.3%	70.1%	69.2%
Carolinas	77,108	71,325	8.1%	21,146	19,399	9.0%	55,962	51,926	7.8%	72.6%	72.8%
Southeast US Subtotal	268,312	246,701	8.8%	78,364	73,355	6.8%	189,948	173,346	9.6%	70.8%	70.3%

Texas
Houston	29,879	28,100	6.3%	14,063	13,033	7.9%	15,816	15,067	5.0%	52.9%	53.6%
Dallas	40,939	37,985	7.8%	16,161	14,870	8.7%	24,778	23,115	7.2%	60.5%	60.9%
Texas Subtotal	70,818	66,085	7.2%	30,224	27,903	8.3%	40,594	38,182	6.3%	57.3%	57.8%

Midwest United States:
Chicago	47,540	45,546	4.4%	21,566	19,641	9.8%	25,974	25,905	0.3%	54.6%	56.9%
Minneapolis	20,833	19,470	7.0%	7,042	6,341	11.1%	13,791	13,129	5.0%	66.2%	67.4%
Midwest US Subtotal	68,373	65,016	5.2%	28,608	25,982	10.1%	39,765	39,034	1.9%	58.2%	60.0%

Same Store Total / Average	$1,432,221	$1,308,866	9.4%	$446,644	$420,830	6.1%	$985,577	$888,036	11.0%	68.8%	67.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2022			YTD 2022
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	7.5%	16.5%	9.4%	7.2%	15.3%	8.8%
Northern California	7.9%	13.2%	9.1%	8.2%	13.0%	9.2%
Seattle	9.8%	13.0%	10.6%	9.9%	12.3%	10.6%
Phoenix	12.7%	17.0%	13.8%	12.8%	20.6%	14.7%
Las Vegas	10.8%	15.6%	11.8%	11.9%	18.0%	13.4%
Denver	7.1%	10.0%	7.9%	6.6%	9.9%	7.5%
Western US Subtotal	9.4%	14.9%	10.6%	9.4%	15.4%	10.8%

Florida:
South Florida	15.1%	20.5%	16.3%	13.7%	21.2%	15.2%
Tampa	12.0%	18.7%	13.9%	11.9%	19.9%	14.0%
Orlando	9.2%	19.2%	11.9%	8.6%	19.5%	11.5%
Jacksonville	8.7%	16.2%	10.9%	8.9%	14.7%	10.7%
Florida Subtotal	12.4%	19.2%	14.2%	11.7%	19.7%	13.6%

Southeast United States:
Atlanta	9.3%	16.4%	10.9%	10.0%	15.8%	11.3%
Carolinas	8.2%	9.9%	8.7%	8.6%	9.5%	8.9%
Southeast US Subtotal	9.0%	14.0%	10.2%	9.6%	13.7%	10.6%

Texas
Houston	6.7%	6.7%	6.7%	7.1%	7.6%	7.2%
Dallas	9.2%	11.0%	9.7%	9.0%	11.1%	9.7%
Texas Subtotal	8.1%	9.1%	8.4%	8.2%	9.7%	8.6%

Midwest United States:
Chicago	7.7%	9.1%	8.2%	7.2%	8.7%	7.5%
Minneapolis	8.3%	7.5%	8.0%	8.1%	6.4%	7.6%
Midwest US Subtotal	7.9%	8.6%	8.1%	7.5%	7.9%	7.6%

Total / Average	10.2%	15.6%	11.6%	10.0%	15.7%	11.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
R&M OpEx, net	$27,451	$22,876	$19,852	$19,967	$23,790
Turn OpEx, net	9,831	8,096	5,983	6,549	8,535
Total recurring operating expenses, net	$37,282	$30,972	$25,835	$26,516	$32,325

R&M CapEx	$30,703	$25,047	$23,315	$23,700	$25,493
Turn CapEx	11,160	9,745	7,128	7,740	7,952
Total recurring capital expenditures	$41,863	$34,792	$30,443	$31,440	$33,445

R&M OpEx, net + R&M CapEx	$58,154	$47,923	$43,167	$43,667	$49,283
Turn OpEx, net + Turn CapEx	20,991	17,841	13,111	14,289	16,487
Total Cost to Maintain, net	$79,145	$65,764	$56,278	$57,956	$65,770

Per Home ($)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Total Cost to Maintain, net	$1,057	$878	$752	$774	$878

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Recurring CapEx	$44,556	$37,481	$32,762	$33,921	$36,215
Value Enhancing CapEx	14,809	12,223	6,670	9,024	12,302
Initial Renovation CapEx	30,055	33,109	34,226	26,890	20,254
Disposition CapEx	1,174	1,334	1,306	676	682
Total Capital Expenditures	$90,594	$84,147	$74,964	$70,511	$69,453

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Property management expense (GAAP)	$22,385	$17,886	$65,166	$51,424
Adjustments:
Share-based compensation expense	(1,761)	(1,277)	(4,981)	(4,154)
Adjusted property management expense	$20,624	$16,609	$60,185	$47,270

Adjusted G&A Expense	Q3 2022	Q3 2021	YTD 2022	YTD 2021
G&A expense (GAAP)	$20,123	$19,369	$57,104	$56,147
Adjustments:
Share-based compensation expense	(6,169)	(4,775)	(17,584)	(16,918)
Severance expense	(46)	(226)	(253)	(500)
Adjusted G&A expense	$13,908	$14,368	$39,267	$38,729

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	June 30, 2022	Q3 2022 Acquisitions (1)		Q3 2022 Dispositions (2)		September 30, 2022
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,826	—	$—	37	$563,862	7,789
Northern California	4,467	1	643,590	14	373,303	4,454
Seattle	4,086	5	565,050	4	409,488	4,087
Phoenix	8,885	34	498,826	13	299,412	8,906
Las Vegas	3,176	5	470,134	2	483,500	3,179
Denver	2,671	14	518,782	7	376,857	2,678
Western US Subtotal	31,111	59	509,196	77	457,460	31,093

Florida:
South Florida	8,346	66	364,267	32	424,603	8,380
Tampa	8,580	48	363,769	18	298,606	8,610
Orlando	6,446	18	346,888	6	270,917	6,458
Jacksonville	1,928	1	501,348	1	—	1,928
Florida Subtotal	25,300	133	362,766	57	361,188	25,376

Southeast United States:
Atlanta	12,686	10	376,632	20	222,512	12,676
Carolinas	5,356	20	391,177	8	391,288	5,368
Southeast US Subtotal	18,042	30	386,329	28	270,734	18,044

Texas:
Houston	2,119	4	353,645	11	243,564	2,112
Dallas	2,857	18	391,984	6	274,667	2,869
Texas: Subtotal	4,976	22	385,013	17	254,541	4,981

Midwest United States:
Chicago	2,548	—	—	7	232,271	2,541
Minneapolis	1,116	—	—	3	245,967	1,113
Midwest US Subtotal	3,664	—	—	10	236,380	3,654

Total / Average	83,093	244	$403,076	189	$370,813	83,148

Joint Venture Portfolio
2020 Rockpoint JV (3)	2,538	70	$452,096	1	$400,000	2,607
2022 Rockpoint JV (4)	19	112	601,865	—	—	131
FNMA JV (5)	509	—	—	7	503,000	502
Pathway Homes (6)	195	133	425,746	—	—	328

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.6%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(4)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(5)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(6)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of September 30, 2022.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 31

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders
(unaudited)

	Pipeline as of September 30, 2022 (1)(2)	Estimated Deliveries in Q4 2022	Estimated Deliveries in 2023	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	127	—	41	86	$510,000
Phoenix	150	—	23	127	420,000
Tampa	543	57	116	370	310,000
Orlando	916	60	183	673	390,000
Atlanta	193	—	62	131	330,000
Carolinas	331	—	29	302	410,000
South Florida	84	40	21	23	360,000
Dallas	96	—	31	64	310,000
Total / Average	2,440	157	506	1,776	$370,000

(1)Represents the number of new homes under contract as of September 30, 2022, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of June 30, 2022	2,300
Q3 2022 additions	236
Q3 2022 cancellations	(1)
Q3 2022 deliveries	(95)
Pipeline as of September 30, 2022	2,440

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 32

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measures is comparable with that of other companies. See "Reconciliation of FFO, Core FFO, and Adjusted FFO" for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 34

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections
Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 35

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "2020 Term Loan Facility" and together with the Revolving Facility, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the "Credit Agreement") and its $725 million term loan facility (the "2022 Term Loan Facility"), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the "Term Loan Agreement" and together with the Credit Agreement, the "Unsecured Credit Agreements"). The metrics provided under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020 and Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-38004) filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance,
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 36 changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the "Indenture"). The metrics provided under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on August 6, 2021, November 5, 2021, and April 5, 2022.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 37

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Total revenues (Total Portfolio)	$568,675	$557,300	$532,310	$520,225	$509,532
Management fee revenues	(3,284)	(2,759)	(2,111)	(1,753)	(1,354)
Total portfolio resident recoveries	(31,260)	(29,394)	(28,762)	(26,967)	(27,972)
Total Core Revenues (Total Portfolio)	534,131	525,147	501,437	491,505	480,206
Non-Same Store Core Revenues	(48,133)	(43,646)	(36,715)	(33,661)	(31,356)
Same Store Core Revenues	$485,998	$481,501	$464,722	$457,844	$448,850

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2022	YTD 2021
Total revenues (Total Portfolio)	$1,658,285	$1,476,390
Management fee revenues	(8,154)	(3,140)
Total portfolio resident recoveries	(89,416)	(78,788)
Total Core Revenues (Total Portfolio)	1,560,715	1,394,462
Non-Same Store Core Revenues	(128,494)	(85,596)
Same Store Core Revenues	$1,432,221	$1,308,866

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 38

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Property operating and maintenance expenses (Total Portfolio)	$203,787	$190,680	$182,269	$177,883	$184,484
Total Portfolio resident recoveries	(31,260)	(29,394)	(28,762)	(26,967)	(27,972)
Core Operating Expenses (Total Portfolio)	172,527	161,286	153,507	150,916	156,512
Non-Same Store Core Operating Expenses	(14,904)	(13,056)	(12,716)	(11,072)	(10,041)
Same Store Core Operating Expenses	$157,623	$148,230	$140,791	$139,844	$146,471

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2022	YTD 2021
Property operating and maintenance expenses (Total Portfolio)	$576,736	$528,279
Total Portfolio resident recoveries	(89,416)	(78,788)
Core Operating Expenses (Total Portfolio)	487,320	449,491
Non-Same Store Core Operating Expenses	(40,676)	(28,661)
Same Store Core Operating Expenses	$446,644	$420,830

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net income available to common stockholders	$79,032	$110,815	$92,395	$74,476	$69,108
Net income available to participating securities	147	148	220	67	69
Non-controlling interests	250	542	388	328	318
Interest expense	76,454	74,840	74,389	79,121	79,370
Depreciation and amortization	160,428	158,572	155,796	151,660	150,694
Property management expense	22,385	21,814	20,967	20,173	17,886
General and administrative	20,123	19,342	17,639	19,668	19,369
Impairment and other	20,004	1,355	1,515	3,046	4,294
Gain on sale of property, net of tax	(23,952)	(27,508)	(18,026)	(14,558)	(13,047)
(Gains) losses on investments in equity securities, net	796	172	3,032	3,597	(4,319)
Other, net	8,372	3,827	(594)	2,654	1,508
Management fee revenues	(3,284)	(2,759)	(2,111)	(1,753)	(1,354)
(Income) loss from investments in unconsolidated joint ventures	849	2,701	2,320	2,110	(202)
NOI (Total Portfolio)	361,604	363,861	347,930	340,589	323,694
Non-Same Store NOI	(33,229)	(30,590)	(23,999)	(22,589)	(21,315)
Same Store NOI	$328,375	$333,271	$323,931	$318,000	$302,379

Reconciliation of Net Income to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2022	YTD 2021
Net income available to common stockholders	$282,242	$186,622
Net income available to participating securities	515	260
Non-controlling interests	1,180	1,023
Interest expense	225,683	243,540
Depreciation and amortization	474,796	440,475
Property management expense	65,166	51,424
General and administrative	57,104	56,147
Impairment and other	22,874	5,630
Gain on sale of property, net of tax	(69,486)	(45,450)
Losses on investments in equity securities, net	4,000	5,823
Other, net	11,605	3,181
Management fee revenues	(8,154)	(3,140)
(Income) loss from investments in unconsolidated joint ventures	5,870	(564)
NOI (Total Portfolio)	1,073,395	944,971
Non-Same Store NOI	(87,818)	(56,935)
Same Store NOI	$985,577	$888,036

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 40

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands, unaudited)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Net income available to common stockholders	$79,032	$69,108	$282,242	$186,622
Net income available to participating securities	147	69	515	260
Non-controlling interests	250	318	1,180	1,023
Interest expense	76,454	79,370	225,683	243,540
Interest expense in unconsolidated joint ventures	(613)	370	838	669
Depreciation and amortization	160,428	150,694	474,796	440,475
Depreciation and amortization of investments in unconsolidated joint ventures	1,714	389	3,466	739
EBITDA	317,412	300,318	988,720	873,328
Gain on sale of property, net of tax	(23,952)	(13,047)	(69,486)	(45,450)
Impairment on depreciated real estate investments	101	126	238	650
Net gain on sale of investments in unconsolidated joint ventures	(251)	(360)	(567)	(800)
EBITDAre	293,310	287,037	918,905	827,728
Share-based compensation expense	7,930	6,052	22,565	21,072
Severance	46	226	253	500
Casualty losses, net(1)	19,903	4,168	22,636	4,980
(Gains) losses on investments in equity securities, net	796	(4,319)	4,000	5,823
Other, net(2)	8,372	1,508	11,605	3,181
Adjusted EBITDAre	$330,357	$294,672	$979,964	$863,284

	Trailing Twelve Months (TTM) Ended
	September 30, 2022	December 31, 2021
Net income available to common stockholders	$356,718	$261,098
Net income available to participating securities	582	327
Non-controlling interests	1,508	1,351
Interest expense	304,804	322,661
Interest expense in unconsolidated joint ventures	1,378	1,209
Depreciation and amortization	626,456	592,135
Depreciation and amortization of investments in unconsolidated joint ventures	4,031	1,304
EBITDA	1,295,477	1,180,085
Gain on sale of property, net of tax	(84,044)	(60,008)
Impairment on depreciated real estate investments	238	650
Net gain on sale of investments in unconsolidated joint ventures	(817)	(1,050)
EBITDAre	1,210,854	1,119,677
Share-based compensation expense	28,663	27,170
Severance	810	1,057
Casualty (gains) losses, net(1)	25,682	8,026
(Gains) losses on investments in equity securities, net	7,597	9,420
Other, net(2)	14,259	5,835
Adjusted EBITDAre	$1,287,865	$1,171,185

(1)Includes an accrual of $19.0 million for estimated losses and damages related to Hurricane Ian during the three and nine months ended September 30, 2022.
(2)Includes interest income and other miscellaneous income and expenses.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 41

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	September 30, 2022		December 31, 2021
Mortgage loans, net	$2,207,792		$3,055,853
Secured term loan, net	401,476		401,313
Unsecured notes, net	2,517,272		1,921,974
Term loan facility, net	2,626,491		2,478,122
Revolving facility	—		—
Convertible senior notes, net	—		141,397
Total Debt per Balance Sheet	7,753,031		7,998,659
Retained and repurchased certificates	(116,706)		(159,110)
Cash, ex-security deposits and letters of credit (1)	(340,301)		(649,722)
Deferred financing costs, net	54,260		50,146
Unamortized discounts on note payable	13,917		13,605
Net Debt (A)	$7,364,201		$7,253,578

	For the Trailing Twelve		For the Trailing Twelve
	Months (TTM) Ended		Months (TTM) Ended
	September 30, 2022		December 31, 2021
Adjusted EBITDAre (B)	$1,287,865		$1,171,185

Net Debt / TTM Adjusted EBITDAre (A / B)	5.7	x	6.2	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense (Wholly Owned)
(in thousands) (unaudited)

	Q3 2022	Q3 2021	YTD 2022	YTD 2021
Amortization of discounts on notes payable	$399	$2,481	$1,254	$5,309
Amortization of deferred financing costs	3,910	3,172	11,105	9,739
Change in fair value of interest rate derivatives	28	1	63	106
Amortization of swap fair value at designation	2,332	3,211	7,072	10,285
Total non-cash interest expense	$6,669	$8,865	$19,494	$25,439

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2022 Earnings Release and Supplemental Information — page 42